Exhibit 99.1

Press Contact

Nate Long

Marketing Communications Manager

SigmaTel, Inc.

512.381.3913

nlong@sigmatel.com

SigmaTel Hires New Vice President of Human Resources

AUSTIN, Texas (October 18, 2004) - SigmaTel, Inc. (NASDAQ: SGTL), a leader in analog intensive, mixed-signal integrated circuits, today announced the appointment of Melissa Groff to the position of Vice President of Human Resources. Her responsibilities will include the management of all employee-related issues including organizational development, career development, staffing, education and training, compensation and benefits. In addition, Melissa will work with the senior leadership team to develop an HR strategy that is tightly linked to SigmaTel’s business goals and objectives.

“Melissa’s focus within her new position will be to enhance SigmaTel staffing and employee-related programs to a level in-line with the company’s growth,” says Ron Edgerton, president and CEO of Sigmatel. “With her 17 plus years of experience and extensive background in human capital management, she is a great addition to the company.”

Melissa has worked for DuPont Photomasks, Inc. in Round Rock, Texas for the last seven years. She has held positions of increasing responsibility including Director-Global Compensation and Benefits and, most recently, Acting Vice President of Global Human Resources. Prior to this, she served as Corporate Compensation/Benefits Manager with MaxServ, Inc. (currently Sears Teleservice) and Human Resources Director with Capital Network Services Inc. in Austin. She also held management positions with Monell Chemical Sense Center and Financial Industries Corporation in Philadelphia, Pennsylvania.

Melissa graduated with a Bachelors of Business Administration degree from Millsaps College in Jackson, Mississippi and is a certified PHR (Professional in Human Resources) and CCP (Certified Compensation Professional).

For more information, please visit the SigmaTel website at www.sigmatel.com.

About SigmaTel:

SigmaTel, Inc. a fabless semiconductor company headquartered in Austin, Texas, designs, develops, and markets proprietary, analog intensive, mixed-signal ICs for a variety of products in the consumer electronics and computing markets, including portable compressed audio players, such as MP3 players, notebook and desktop PCs, DVD players, digital televisions, and set-top boxes. SigmaTel provides complete, system-level solutions that include highly-integrated ICs, customizable firmware and software, software development tools, reference designs, and applications support. The Company’s focus is on providing system-level solutions that enable customers to rapidly introduce and offer electronic products that are small, light-weight, power-efficient, reliable, and cost-effective. SigmaTel is ISO 9001:2000 certified and is committed to providing customers with high performance, quality products along with superior customer service.

Cautionary Language:

This press release contains forward-looking statements based on current SigmaTel expectations. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to SigmaTel or future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of SigmaTel, but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. A number of important factors could cause actual results to differ materially from those in the forward-looking statements, and there will be events in the future that SigmaTel is not able to accurately predict or control. For a discussion of factors that could impact SigmaTel’s financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to recent SigmaTel filings with the SEC, particularly the 424(b)(4) final prospectuses filed September 19, 2003 and February 19, 2004, the Form 10-Qs that were filed on October 29, 2003, April 20, 2004 and July 20, 2004 and the Form 10-K that was filed on February 17, 2004.

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